UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 7, 2007

Apollo Investment Corporation

(Exact name of registrant as specified in its charter)

Maryland	333-112591	52-2439556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, 14th Floor, New York, NY 10019

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 212-515-3450

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01. Financial Statements & Exhibits

The following press release was issued by Apollo Investment Corporation on February 7, 2007:

Apollo Investment Corporation

Announces December 31, 2006 Quarterly Financial Results

NEW YORK—February 7, 2007—Apollo Investment Corporation (NASDAQ: AINV) today announced financial results for its fiscal quarter ended December 31, 2006.

HIGHLIGHTS:

Investment Portfolio: $2.25 billion

Net Assets: $1.35 billion

Net Asset Value per share: $16.36

Operating Results for the Quarter Ended December 31, 2006 (in thousands, except per share amounts):

Net investment income: $38,034

Net investment income per share: $0.46

Net realized and unrealized gains: $18,943

Net realized and unrealized gains per share: $0.23

Net increase in net assets from operations: $56,977

Net increase in net assets from operations per share: $0.69

Dividends to shareholders per share: $0.50

Dividend yield at December 31, 2006: 8.9%

Portfolio Activity for the Quarter Ended December 31, 2006:

Cost of investments during period: $234 million

Sales, repayments and other exits during period: $85 million

Number of new portfolio companies invested: 6

Number of portfolio company exits: 3

Number of portfolio companies at end of period: 54

Conference Call at 10:00 a.m. ET on February 8, 2007

The company will also host a conference call at 10:00 a.m. (Eastern Time) on Thursday, February 8, 2007 to discuss its quarterly results. All interested parties are welcome to participate. You can access the conference call by dialing (888) 802-8579 approximately 5-10 minutes prior to the call. International callers should dial (973) 633-6740. All callers should reference “Apollo Investment Corporation” or “Conference ID # 8336959”. An archived replay of the call will be available through February 22, 2007 by calling (877) 519-4471. International callers please dial (973) 341-3080. For the replay, please reference pin # 8336959.

Portfolio and Investment Activity

During the quarter ended December 31, 2006, we expected and saw seasonally high transaction volumes in a highly competitive marketplace. The market’s overall liquidity and investors’ appetite for yield continued to drive average credit spreads generally lower. Accordingly, we remained steadfast to our investment disciplines against our broad pipeline selecting the relatively few investment opportunities that met or exceeded our risk-reward standards. Gross investments totaled $233.9 million for the three months ended December 31, 2006 across 6 new and 2 existing portfolio companies. This compared to investing $257.3 million in 5 new and 2 existing portfolio companies for the three months ended December 31, 2005. Investment sales and pre-payment proceeds totaled $85.3 million during the quarter versus $102.6 million for the three months ended December 31, 2005.

At December 31, 2006, our net portfolio consisted of 54 companies with an average investment size exceeding $41 million. Overall portfolio composition was distributed 65% in subordinated debt, 2% in preferred equity, 8% in common equity and 25% in senior secured loans versus 42 portfolio companies invested 60% in subordinated debt, 6% in common equity and 34% in senior secured loans at December 31, 2005. Our targeted investment size typically ranges between $20 million and $150 million, although this investment size may vary proportionately as the size of our capital base changes.

The weighted average yields on our subordinated debt portfolio, senior secured loan portfolio and total debt portfolio were 13.6%, 12.7% and 13.4%, respectively, at December 31, 2006 versus 13.4%, 11.3% and 12.6%, respectively, at December 31, 2005.

We remain highly cognizant of today’s market conditions, including how excess capital and market liquidity continue to increase leverage levels and drive valuations higher,” said John J. Hannan, Chairman and Chief Executive Officer. “As value investors, you should expect us to remain disciplined and highly selective of our investment opportunities.”

Results of Operations

Results comparisons are for the three and nine months ended December 2006 and December 2005.

Investment Income

Gross investment income totaled $71.1 million and $190.8 million, respectively for the three and nine months ended December 31, 2006 compared to $37.6 million and $110.4 million, respectively, for the three and nine months ended December 31, 2005. The increase in investment income for the three and nine months ended December 31, 2006 was primarily due to the continued growth and asset mix of our investment portfolio as compared to the year-ago period. A notable event impacting investment income in the current period included dividend income of $1.8 million from Sorenson Communications, Inc. Origination, closing and/or commitment fees associated with investments in portfolio companies are accreted into interest income over the respective terms of the applicable loans.

Expenses

Net expenses totaled $32.4 million and $86.6 million, respectively, for the three and nine months ended December 31, 2006 versus $17.0 million and $43.9 million, respectively, for the three and nine months ended December 31, 2005. Of these totals, for the three and nine months ended December 31, 2006, $7.2 million and $25.9 million, respectively, were performance-based incentive fees and $12.8 million and $26.7 million, respectively, were interest and other credit facility expenses. This compares to $5.1 million and $16.6 million in performance-based incentive fees and $4.2 million and $7.0 million in interest and other credit facility expenses for the three and nine months ended December 31, 2005. Expenses net of performance-based incentive fees, interest, and other credit facility expenses for the three months and nine months ended December 31, 2006 were $12.3 million and $34.0 million, respectively, versus $7.7 million and $20.3 million for the three and nine months ended December 31, 2005. These net expenses consist of base investment advisory and management fees, insurance expenses, administrative services expenses, professional fees, directors’ fees, audit and tax services expenses, and other general and administrative expenses. The increase in expenses was driven primarily by an increase in base investment advisory and management fees resulting from the growth of our investment portfolio. For the three and nine months ended December 31, 2006, excise tax expenses totaled $0.7 million. There was no excise tax expense for the three and nine months ended December 31, 2005.

Net Investment Income

The Company’s net investment income totaled $38.0 million and $103.6 million or $0.46 per share and $1.27 per share, respectively, for the three and nine months ended December 31, 2006. For the three and nine months ended December 31, 2005, the Company’s net investment income totaled $20.6 million and $66.5 million or $0.33 per share and $1.06 per share, respectively.

Net Realized Gains/Losses

The Company had investment sales totaling $85.3 million and $496.7 million, respectively, for the three and nine months ended December 31, 2006 versus $102.6 million and $361.3 million, respectively, for the three and nine months ended December 31, 2005. Total net realized losses and gains, respectively for the three and nine months ended December 31, 2006 were $0.5 million and $26.3 million versus total net realized gains for the three and nine months ended December 31, 2005 of $4.7 million and $10.9 million. Included in the total net realized gains or losses are currency losses of $3.5 million and $7.0 million, respectively, for the three and nine months ended December 31, 2006 versus currency gains of $2.6 million and $5.4 million for the three and nine months ended December 31, 2005.

Net Unrealized Appreciation (Depreciation) on Investments and Foreign Currencies

For the three and nine months ended December 31, 2006, the Company’s investments, foreign currencies and other assets and liabilities had a net increase in appreciation of $19.4 million and $79.5 million, respectively, versus a net increase in appreciation of $8.3 million and $0.7 million, respectively, for the three and nine months ended December 31, 2005. At December 31, 2006, net unrealized appreciation totaled $117.8 million, of which $144.3 million was attributable to net unrealized appreciation on our subordinated debt and private equity (after considering the effects of foreign currency borrowing/hedging for our non-U.S. investments) and $26.5 million was attributable to net unrealized depreciation on our bank debt/senior secured debt.

Net Increase in Net Assets From Operations

For the three and nine months ended December 31, 2006, the Company had a net increase in net assets resulting from operations of $57.0 million and $209.4 million, respectively, versus an increase of $33.5 million and $78.1 million for the three and nine months ended December 31, 2005, respectively. The net change in net assets from operations per share was $0.69 and $2.57, respectively, for the three and nine months ended December 31, 2006 versus $0.53 and $1.25 for the three and nine months ended December 31, 2005, respectively.

LIQUIDITY AND CAPITAL RESOURCES

The Company’s liquidity and capital resources are generated primarily through its senior secured, multi-currency $1.25 billion, five-year credit facility maturing in April 2011 as well as from cash flows from operations, including investment sales and prepayments of senior and subordinated loans and income earned from investments and cash equivalents. At December 31, 2006, the Company has $926 million in borrowings outstanding and had $324 million available for its use. Subsequent to the quarter ended December 31, 2006, we closed our follow-on equity offering and issued 18 million shares of common stock on January 18, 2007 receiving $386 million in net proceeds after deducting underwriting discounts and commissions. In addition, on February 7, 2007, we issued 2.7 million shares of common stock to cover the underwriter’s over-allotment option on the January 18, 2007 equity offering receiving approximately $58 million in net proceeds after deducting underwriting discounts and commissions. In the future, the

Company may raise additional equity or debt capital off its shelf registration or may securitize a portion of its investments. It may also further access up to $750 million of additional credit commitments from new or existing lenders under the terms of its current credit facility and as the Company’s equity capital base grows further. The primary use of funds will be investments in portfolio companies, cash distributions to our shareholders and for other general corporate purposes.

Dividends

Dividends paid to stockholders for the three and nine months ended December 31, 2006 totaled $41.0 million or $0.50 per share and $115.9 million or $1.42 per share, respectively. For the three and nine months ended December 31, 2005, dividends paid totaled $27.8 million or $0.44 per share and $74.1 million or $1.18 per share, respectively. Tax characteristics of all dividends will be reported to shareholders on Form 1099 after the end of the calendar year.

We have elected to be taxed as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986. In order to maintain our status as a regulated investment company, we are required to (1) distribute at least 90% of our investment company taxable income and (2) distribute at least 98% of our income (both ordinary income and net capital gains) to avoid an excise tax. We also intend to make distributions of net realized capital gains, if any, at least annually.

We may not be able to achieve operating results that will allow us to make distributions at a specific level or to increase the amount of these distributions from time to time. In addition, we may be limited in our ability to make distributions due to the asset coverage test for borrowings when applicable to us as a business development company under the Investment Company Act of 1940 and due to provisions in our credit facilities. If we do not distribute a certain percentage of our income annually, we will suffer adverse tax consequences, including possible loss of our status as a regulated investment company. We cannot assure stockholders that they will receive any distributions or distributions at a particular level.

With respect to the dividends paid to shareholders, income from origination, structuring, closing, commitment and other upfront fees associated with investments in portfolio companies is treated as taxable income and accordingly, distributed to shareholders. For the three and nine months ended December 31, 2006, upfront fees totaling $2.6 million and $6.1 million, respectively, are being amortized into income over the lives of their respective loans. For the three and nine months ended December 31, 2005, upfront fees totaled $1.1 million and $3.4 million, respectively.

In June 2006, the Financial Accounting Standards Board issued FASB Interpretation No. (“FIN”) 48, Accounting for Uncertainty in Income Taxes. FIN 48 is effective for financial statements issued for fiscal years beginning after December 15, 2006. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. We are continuing to review the FASB’s issuance of FIN 48 to determine if it will have a material impact on the Company’s financial condition or results of operations. At this time, we do not believe that the Interpretation will have a material impact on the Company’s financial condition or results of operations.

APOLLO INVESTMENT CORPORATION

STATEMENTS OF ASSETS AND LIABILITIES

(in thousands, except per share amounts)

	December 31, 2006 (unaudited)	March 31, 2006
Assets
Investments, at fair value (cost - $2,111,248 and $1,520,025, respectively) (1)	$2,249,517	$1,556,698
Cash equivalents, at fair value (cost - $344,602 and $898,374, respectively)	344,580	898,374
Cash	2,451	5,506
Foreign currency	882	1,079
Interest receivable*	38,532	24,827
Receivable for investments sold	—	17,261
Receivable for commitment fee	—	812
Dividends receivable	4,995	173
Prepaid expenses and other assets	5,117	6,344

Total assets	$2,646,074	$2,511,074

Liabilities
Payable for investments and cash equivalents purchased	$344,602	$940,874
Credit facility payable*	926,434	323,852
Management and performance-based net investment income incentive fees payable	19,906	12,850
Interest payable	6,412	1,300
Accrued administrative expenses	576	453
Unrealized depreciation on forward foreign currency contract	—	363
Other accrued expenses	1,046	1,527

Total liabilities	$1,298,976	$1,281,219

Net Assets
Common stock, par value $.001 per share, 400,000 and 400,000 common shares authorized, respectively, and 82,351 and 81,192 issued and outstanding, respectively	$82	$81
Paid-in capital in excess of par	1,221,873	1,198,137
Distributions in excess of net investment income	(19,956)	(7,653)
Accumulated net realized gain	27,297	1,014
Net unrealized appreciation	117,802	38,276

Total Net Assets	$1,347,098	$1,229,855

Total liabilities and net assets	$2,646,074	$2,511,074

Net Asset Value Per Share	$16.36	$15.15

(1)	None of our portfolio companies are controlled by or affiliated with the Company as defined by the Investment Company Act of 1940.
*	Interest receivable includes net unrealized appreciation of $214 (in 000’s) and $17 (in 000’s) at December 31, 2006 and March 31, 2006, respectively. Credit facility payable includes net unrealized depreciation totaling $20,659 (in 000’s) at December 31, 2006 and net unrealized appreciation totaling $1,949 at March 31, 2006 (in 000’s).

APOLLO INVESTMENT CORPORATION

STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share amounts)

	Three months ended		Nine months ended
	December 31, 2006	December 31, 2005*	December 31, 2006	December 31, 2005*
INVESTMENT INCOME:
Interest	$67,058	$37,425	$173,554	$97,753
Dividends	3,717	58	16,018	3,542
Other income	296	84	1,274	9,079

Total investment income	71,071	37,567	190,846	110,374

EXPENSES:
Management fees	$10,860	$6,421	$29,004	$16,222
Performance-based incentive fees	7,194	5,138	25,898	16,622
Interest and other credit facility expenses	12,848	4,205	26,664	6,980
Administrative services expenses	501	359	2,002	1,074
Other general and administrative expenses	981	920	3,100	3,015

Total expenses	32,384	17,043	86,668	43,913
Expense offset arrangement	(17)	(30)	(82)	(30)

Net expenses	32,367	17,013	86,586	43,883

Net investment income before excise taxes	38,704	20,554	104,260	66,491
Excise tax expense	(670)	—	(670)	—

Net investment income	$38,034	$20,554	$103,590	$66,491

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS, CASH EQUIVALENTS AND FOREIGN CURRENCIES:
Net realized gain (loss):
Investments and cash equivalents	3,039	2,023	33,329	5,531
Foreign currencies	(3,495)	2,638	(7,046)	5,361

Net realized gain (loss)	(456)	4,661	26,283	10,892

Net change in unrealized gain (loss):
Investments and cash equivalents	31,878	7,500	101,574	(3,088)
Foreign currencies	(12,479)	831	(22,048)	3,821

Net change in unrealized gain (loss)	19,399	8,331	79,526	733

Net realized and unrealized gain (loss) from investments, cash equivalents and foreign currencies	18,943	12,992	105,809	11,625

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$56,977	$33,546	$209,399	$78,116

EARNINGS PER COMMON SHARE	$0.69	$0.53	$2.57	$1.25

*	Certain amounts have been reclassified to conform to the current period’s presentation.

About Apollo Investment Corporation

Apollo Investment Corporation is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company’s investment portfolio is principally in middle-market private companies. From time to time, the Company may also invest in public companies. The Company invests primarily in senior secured loans and mezzanine loans and equity in furtherance of its business plan. Apollo Investment Corporation is managed by Apollo Investment Management, L.P., an affiliate of Apollo Management, L.P., a leading private equity investor.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, including, but not limited to, statements as to our future operating results; our business prospects and the prospects of our portfolio companies; the impact of investments that we expect to make; the dependence of our future success on the general economy and its impact on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; our expected financings and investments; the adequacy of our cash resources and working capital; and the timing of cash flows, if any, from the operations of our portfolio companies.

We may use words such as “anticipates,” “believes,” “expects,” “intends”, “will”, “should,” “may” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

CONTACT: Richard L. Peteka of Apollo Investment Corporation, (212) 515-3488

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO INVESTMENT CORPORATION

By:	/s/ Richard L. Peteka
Name:	Richard L. Peteka
Title: Date:	Chief Financial Officer February 7, 2007